HealthEquity Reports Record Revenue, Earnings and New HSAs From Sales for Fourth Quarter and Year Ended January 31, 2026, Resulting in Raised Fiscal 2027 Outlook
Highlights of the fiscal year include:
•Revenue increased 9% to $1.31 billion.
•Net income increased 123% to $215.2 million, and net income margin increased to 16% from 8% last year.
•Net income per diluted share rose to $2.46 from $1.09 one year ago, and non-GAAP net income per diluted share increased 28% to $4.00.
•Adjusted EBITDA increased 20% to $566.0 million, and Adjusted EBITDA margin increased to 43% from 39% last year.
•Total HSA Assets grew 14% to $36.5 billion.
•Returned $301.7 million to shareholders through stock repurchases.
•Further reduced HSA cash repricing risk with a cumulative $2.35 billion 5-year Treasury bond hedge at 3.92%.
Highlights of the fourth quarter include:
•Revenue increased 7% to $334.6 million.
•Net income increased 89% to $49.7 million, and net income margin increased to 15% from 8% last year.
•Net income per diluted share rose to $0.58 from $0.30 one year ago, and non-GAAP net income per diluted share increased 38% to $0.95.
•Adjusted EBITDA increased 23% to $132.9 million, and Adjusted EBITDA margin increased to 40% from 35% last year.
•Returned $81.7 million to shareholders through stock repurchases.

DRAPER, Utah – March 17, 2026 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), a leader in administering health savings accounts (“HSAs”) and complementary consumer-directed benefits (“CDBs”), today announced financial results for its fiscal year and fourth quarter ended January 31, 2026.
“We are raising our fiscal 2027 guidance after delivering record new HSAs from sales and significant margin expansion,” said Scott Cutler, President and CEO of HealthEquity. “Adjusted EBITDA increased 23% in the fourth quarter with Adjusted EBITDA margin expanding more than 500 basis points to 40%, reflecting meaningful operating leverage. We added one million new HSAs from sales for the second consecutive year and ended fiscal 2026 with 17.8 million total accounts and over $36 billion in HSA assets, positioning us for continued growth.”
Fiscal year financial results
Revenue for the fiscal year ended January 31, 2026 was $1.31 billion, an increase of 9% compared to $1.20 billion for the fiscal year ended January 31, 2025. Revenue this year included: service revenue of $485.0 million, custodial revenue of $636.8 million, and interchange revenue of $191.6 million.
HealthEquity reported net income of $215.2 million, or $2.46 per diluted share, and non-GAAP net income of $349.8 million, or $4.00 per diluted share, for the fiscal year ended January 31, 2026. The Company reported net income of $96.7 million, or $1.09 per diluted share, and non-GAAP net income of $277.3 million, or $3.12 per diluted share, for the fiscal year ended January 31, 2025.
Adjusted EBITDA was $566.0 million for the fiscal year ended January 31, 2026, an increase of 20% compared to $471.8 million for the fiscal year ended January 31, 2025. Adjusted EBITDA was 43% of revenue, compared to 39% for the fiscal year ended January 31, 2025.
As of January 31, 2026, HealthEquity had $318.9 million of cash and cash equivalents and $957.4 million of outstanding debt, net of issuance costs. This compares to $295.9 million in cash and cash equivalents and $1.06 billion of outstanding debt as of January 31, 2025.
Fourth quarter financial results
Revenue for the fourth quarter ended January 31, 2026 was $334.6 million, an increase of 7% compared to $311.8 million for the fourth quarter ended January 31, 2025. Revenue this quarter included: service revenue of $127.1 million, custodial revenue of $161.4 million, and interchange revenue of $46.1 million.
HealthEquity reported net income of $49.7 million, or $0.58 per diluted share, and non-GAAP net income of $81.8 million, or $0.95 per diluted share, for the fourth quarter ended January 31, 2026. The Company reported net income of

$26.4 million, or $0.30 per diluted share, and non-GAAP net income of $61.3 million, or $0.69 per diluted share, for the fourth quarter ended January 31, 2025.
Adjusted EBITDA was $132.9 million for the fourth quarter ended January 31, 2026, an increase of 23% compared to $107.8 million for the fourth quarter ended January 31, 2025. Adjusted EBITDA was 40% of revenue, compared to 35% for the fourth quarter ended January 31, 2025.
Account and asset metrics
HSAs as of January 31, 2026 were 10.6 million, an increase of 7% year over year, including 832,000 HSAs with investments, an increase of 10% year over year. Total Accounts as of January 31, 2026 were 17.8 million, including 7.2 million complementary CDBs.
Total HSA Assets as of January 31, 2026 were $36.5 billion, an increase of 14% year over year. Total HSA Assets included $18.0 billion of HSA cash and $18.5 billion of HSA investments. Client-held funds, which are deposits held on behalf of our Clients to facilitate administration of our CDBs, and from which we generate custodial revenue, were $1.1 billion as of January 31, 2026.
Stock repurchase program
The Company repurchased 3.3 million shares of its common stock for $301.7 million during the fiscal year ended January 31, 2026, including 0.9 million shares for $81.7 million during the fourth quarter ended January 31, 2026. As of January 31, 2026, $177.7 million of common stock remained authorized for repurchase under the Company's stock repurchase program.
Business outlook
For the fiscal year ending January 31, 2027, management expects revenues of $1.405 billion to $1.415 billion. Its outlook for net income is between $239 million and $246 million, resulting in net income of $2.78 to $2.85 per diluted share. Its outlook for non-GAAP net income, calculated using the method described below, is between $392 million and $400 million, resulting in non-GAAP net income per diluted share of $4.56 to $4.65 (based on an estimated 86 million weighted-average shares outstanding). Management expects Adjusted EBITDA of $618 million to $628 million.
See “Non-GAAP financial information” below for definitions of our Adjusted EBITDA and non-GAAP net income. A reconciliation of the non-GAAP financial measures used throughout this release to the most comparable GAAP financial measures is included with the financial tables at the end of this release.
Conference call
HealthEquity management will host a conference call at 4:30 pm (Eastern Time) on Tuesday, March 17, 2026 to discuss the fiscal 2026 fourth quarter and year-end results. The conference call will be accessible by dialing 1-833-630-1956, or 1-412-317-1837 for international callers, and referencing conference ID "HealthEquity." A live audio webcast of the call will be available on the investor relations section of our website at http://ir.healthequity.com.
Non-GAAP financial information
To supplement our financial information presented on a GAAP basis, we disclose non-GAAP financial measures, including Adjusted EBITDA, non-GAAP net income, and non-GAAP net income per diluted share.
•Adjusted EBITDA is earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, amortization of incremental costs to obtain a contract, costs associated with unused office space, and certain other non-operating items.
•Non-GAAP net income is calculated by adding back to GAAP net income before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, costs associated with unused office space, and losses on extinguishment of debt, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.
•Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.
Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company cautions investors that non-GAAP financial information, by its nature, departs from GAAP; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. In addition, while amortization of acquired intangible assets is being excluded from non-GAAP financial measures, the revenue generated from those acquired intangible assets is not excluded. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed in the tables below.
About HealthEquity
HealthEquity and its subsidiaries administer HSAs and other consumer-directed benefits for more than 17 million accounts in partnership with employers, benefits advisors, and health and retirement plan providers who share our mission to save and improve lives by empowering healthcare consumers. For more information, visit www.healthequity.com.
Forward-looking statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, acquisition synergies, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “aims,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:
•our ability to adequately place and safeguard our custodial assets, or the failure of any of our depository or insurance company partners;
•our ability to compete effectively in a rapidly evolving healthcare and benefits administration industry;
•our dependence on the continued availability and benefits of tax-advantaged HSAs and other CDBs;
•the impact of fraudulent account activity involving our member accounts or our third-party service providers on our reputation and financial results;
•our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;
•the significant competition we face and may face in the future, including from those with greater resources than us;
•our reliance on the availability and performance of our technology and communications systems;
•potential future cybersecurity breaches of our technology and communications systems and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;
•the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;
•our ability to comply with current and future privacy, healthcare, tax, ERISA, investment adviser and other laws applicable to our business;
•our reliance on partners and third-party vendors for distribution and important services;
•our ability to develop and implement updated features for our technology platforms and communications systems; and
•our reliance on our management team and key team members.
For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended January 31, 2026. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations Contact
Richard Putnam
801-727-1000
rputnam@healthequity.com

HealthEquity, Inc. and subsidiaries
Consolidated balance sheets (unaudited)

(in thousands, except par value)	January 31, 2026	January 31, 2025
Assets
Current assets
Cash and cash equivalents	$318,927	$295,948
Accounts receivable, net of allowance for doubtful accounts of $924 and $2,070 as of January 31, 2026 and 2025, respectively	123,696	118,006
Prepaid expenses and other current assets	69,658	63,795
Total current assets	512,281	477,749
Property and equipment, net	3,177	3,239
Operating lease right-of-use assets	36,310	43,185
Intangible assets, net	1,097,172	1,204,658
Goodwill	1,648,145	1,648,145
Other assets	83,247	71,574
Total assets	$3,380,332	$3,448,550
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$12,159	$14,361
Accrued compensation	60,392	69,330
Accrued liabilities	74,388	62,631
Operating lease liabilities	9,911	10,001
Total current liabilities	156,850	156,323
Long-term liabilities
Long-term debt, net of issuance costs	957,379	1,056,301
Operating lease liabilities, non-current	34,190	42,219
Other long-term liabilities	31,007	22,962
Deferred tax liability	93,710	55,834
Total long-term liabilities	1,116,286	1,177,316
Total liabilities	1,273,136	1,333,639
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 100,000 shares authorized, no shares issued and outstanding as of January 31, 2026 and 2025	—	—
Common stock, $0.0001 par value, 900,000 shares authorized, 85,007 and 86,536 shares issued and outstanding as of January 31, 2026 and 2025, respectively	8	9
Additional paid-in capital	1,916,989	1,905,628
Accumulated earnings	195,906	209,274
Accumulated other comprehensive loss	(5,707)	—
Total stockholders’ equity	2,107,196	2,114,911
Total liabilities and stockholders’ equity	$3,380,332	$3,448,550

HealthEquity, Inc. and subsidiaries
Consolidated statements of operations (unaudited)

	Three months ended January 31,		Year ended January 31,
(in thousands, except per share data)	2026	2025	2026	2025
Revenue
Service revenue	$127,079	$124,209	$485,022	$478,317
Custodial revenue	161,402	144,133	636,800	545,414
Interchange revenue	46,105	43,475	191,607	176,043
Total revenue	334,586	311,817	1,313,429	1,199,774
Cost of revenue
Service costs	88,457	105,466	328,507	351,588
Custodial costs	11,058	10,269	43,821	39,675
Interchange costs	6,924	7,039	27,985	31,252
Total cost of revenue	106,439	122,774	400,313	422,515
Gross profit	228,147	189,043	913,116	777,259
Operating expenses
Sales and marketing	24,923	23,084	95,240	90,739
Technology and development	70,354	64,654	262,510	239,513
General and administrative	33,527	29,975	119,933	132,260
Amortization of acquired intangible assets	26,948	27,002	107,953	111,878
Merger integration	1,324	2,178	5,024	40,535
Total operating expenses	157,076	146,893	590,660	614,925
Income from operations	71,071	42,150	322,456	162,334
Other expense
Interest expense	(13,269)	(15,257)	(57,131)	(60,634)
Other income, net	3,097	3,068	12,107	14,334
Total other expense	(10,172)	(12,189)	(45,024)	(46,300)
Income before income taxes	60,899	29,961	277,432	116,034
Income tax provision	11,159	3,596	62,231	19,331
Net income and comprehensive income	$49,740	$26,365	$215,201	$96,703
Net income per share:
Basic	$0.58	$0.30	$2.50	$1.11
Diluted	$0.58	$0.30	$2.46	$1.09
Weighted-average number of shares used in computing net income per share:
Basic	85,344	86,677	86,132	86,870
Diluted	86,290	88,614	87,473	88,828

HealthEquity, Inc. and subsidiaries
Consolidated statements of comprehensive income (unaudited)

	Year ended January 31,
(in thousands, except per share data)	2026	2025	2024
Net income	$215,201	$96,703	$55,712
Other comprehensive loss
Cash flow hedges
Net unrealized losses	(5,695)	—	—
Reclassification of net gains included in net income	(12)	—	—
Net change, net of income tax benefit of $1,854 for the year ended January 31, 2026	(5,707)	—	—
Total other comprehensive loss	(5,707)	—	—
Comprehensive income	$209,494	$96,703	$55,712

HealthEquity, Inc. and subsidiaries
Consolidated statements of cash flows (unaudited)

	Year ended January 31,
(in thousands)	2026	2025
Cash flows from operating activities:
Net income	$215,201	$96,703
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	154,657	162,451
Stock-based compensation	73,063	96,425
Amortization of debt issuance costs	1,078	2,067
Amortization of gains on derivatives	(16)	—
Loss on extinguishment of debt	—	1,576
Deferred taxes	39,730	(12,836)
Changes in operating assets and liabilities:
Accounts receivable	(5,690)	(13,113)
Prepaid expenses and other current and non-current assets	(12,663)	(11,790)
Operating lease right-of-use assets	6,785	6,664
Accrued compensation	(8,806)	17,758
Accounts payable, accrued liabilities, and other current liabilities	1,708	8,888
Operating lease liabilities, non-current	(8,001)	(7,779)
Other long-term liabilities	48	(7,158)
Net cash provided by operating activities	457,094	339,856
Cash flows from investing activities:
Purchases of software and capitalized software development costs	(46,515)	(51,129)
Purchases of property and equipment	(1,969)	(2,084)
Acquisitions of HSA portfolios	(293)	(452,241)
Settlement of derivatives, net	1,637	—
Net cash used in investing activities	(47,140)	(505,454)
Cash flows from financing activities:
Principal payments on long-term debt	(100,000)	(561,875)
Repurchases of common stock	(299,254)	(121,493)
Proceeds from long-term debt	—	736,875
Payment of debt issuance costs	—	(3,748)
Settlement of client-held funds obligation, net	867	(1,620)
Proceeds from exercise of common stock options	11,412	9,428
Net cash provided by (used in) financing activities	(386,975)	57,567
Increase (decrease) in cash and cash equivalents	22,979	(108,031)
Beginning cash and cash equivalents	295,948	403,979
Ending cash and cash equivalents	$318,927	$295,948

HealthEquity, Inc. and subsidiaries
Consolidated statements of cash flows (unaudited) (continued)

	Year ended January 31,
(in thousands)	2026	2025
Supplemental cash flow data:
Interest expense paid in cash	$52,245	$58,587
Income tax payments, net	8,042	26,069
Supplemental disclosures of non-cash investing and financing activities:
Purchases of software and capitalized software development costs included in accounts payable, accrued liabilities, or accrued compensation	4,332	5,971
Purchases of property and equipment included in accounts payable or accrued liabilities	16	45
Repurchases of common stock included in accrued liabilities	3,174	754
Non-cash purchase consideration related to acquisitions of HSA portfolios	—	20,325
Settlement of derivatives included in other current assets	2,465	—
Exercise of common stock options receivable	—	10
Stock-based compensation expense (unaudited)
Total stock-based compensation expense included in the consolidated statements of operations and comprehensive income is as follows:

	Three months ended January 31,		Year ended January 31,
(in thousands)	2026	2025	2026	2025
Cost of revenue	$3,002	$3,745	$12,686	$14,955
Sales and marketing	3,203	3,750	13,093	15,623
Technology and development	5,534	6,255	23,167	25,002
General and administrative	7,378	7,958	24,117	40,845
Total stock-based compensation expense	$19,117	$21,708	$73,063	$96,425
Total Accounts (unaudited)

(in thousands, except percentages)	January 31, 2026	January 31, 2025	% Change
HSAs	10,570	9,889	7%
New HSAs from sales - Quarter-to-date	553	471	17%
New HSAs from sales - Year-to-date	1,040	1,040	0%
New HSAs from acquisitions - Year-to-date	—	616	*
HSAs with investments	832	753	10%
CDBs	7,221	7,144	1%
Total Accounts	17,791	17,033	4%
Average Total Accounts - Quarter-to-date	17,462	16,677	5%
Average Total Accounts - Year-to-date	17,220	16,302	6%
*Not meaningful
HSA assets (unaudited)

(in millions, except percentages)	January 31, 2026	January 31, 2025	% Change
HSA cash	$17,982	$17,435	3%
HSA investments	18,482	14,676	26%
Total HSA Assets	36,464	32,111	14%
Average daily HSA cash - Quarter-to-date	17,090	16,634	3%
Average daily HSA cash - Year-to-date	17,082	16,206	5%

HSA cash maturity schedule
The following table summarizes the amount of HSA cash held by our depository partners and insurance company partners that is expected to reprice by fiscal year and the respective average annualized yield currently earned on that HSA cash as of January 31, 2026:

Year ending January 31, (in billions, except percentages)	HSA cash expected to reprice	Average annualized yield
2027	$4.5	1.9%
2028	2.3	4.0%
2029	1.7	3.6%
2030	2.4	4.4%
Thereafter	6.4	4.2%
Total (1)	$17.3	3.6%
(1)Excludes $0.7 billion of HSA cash held in floating-rate contracts as of January 31, 2026.
Client-held funds (unaudited)

(in millions, except percentages)	January 31, 2026	January 31, 2025	% Change
Client-held funds	$1,090	$896	22%
Average daily Client-held funds - Quarter-to-date	879	798	10%
Average daily Client-held funds - Year-to-date	864	817	6%
Net income reconciliation to Adjusted EBITDA (unaudited)

	Three months ended January 31,		Year ended January 31,
(in thousands)	2026	2025	2026	2025
Net income	$49,740	$26,365	$215,201	$96,703
Interest income	(2,768)	(3,033)	(11,729)	(13,914)
Interest expense	13,269	15,257	57,131	60,634
Income tax provision	11,159	3,596	62,231	19,331
Depreciation and amortization	11,733	12,180	46,703	50,573
Amortization of acquired intangible assets	26,948	27,002	107,953	111,878
Stock-based compensation expense	19,117	21,708	73,063	96,425
Merger integration expenses	1,324	2,178	5,024	40,535
Amortization of incremental costs to obtain a contract	1,981	1,730	7,840	6,745
Costs associated with unused office space	716	836	2,945	3,244
Other	(329)	(35)	(378)	(403)
Adjusted EBITDA	$132,890	$107,784	$565,984	$471,751

Reconciliation of net income outlook to Adjusted EBITDA outlook (unaudited)

Outlook for the year ending
(in millions)	January 31, 2027
Net income	$239 - 246
Interest income	(8)
Interest expense	46
Income tax provision	85 - 88
Depreciation and amortization	48
Amortization of acquired intangible assets	103
Stock-based compensation expense	89
Merger integration expenses	5
Amortization of incremental costs to obtain a contract	9
Costs associated with unused office space	2
Adjusted EBITDA	$618 - 628

Reconciliation of net income to non-GAAP net income (unaudited)

	Three months ended January 31,		Year ended January 31,
(in thousands, except per share data)	2026	2025	2026	2025
Net income	$49,740	$26,365	$215,201	$96,703
Income tax provision	11,159	3,596	62,231	19,331
Income before income taxes - GAAP	60,899	29,961	277,432	116,034
Non-GAAP adjustments:
Amortization of acquired intangible assets	26,948	27,002	107,953	111,878
Stock-based compensation expense	19,117	21,708	73,063	96,425
Merger integration expenses	1,324	2,178	5,024	40,535
Costs associated with unused office space	716	836	2,945	3,244
Loss on extinguishment of debt	—	—	—	1,576
Total adjustments to income before income taxes - GAAP	48,105	51,724	188,985	253,658
Income before income taxes - Non-GAAP	109,004	81,685	466,417	369,692
Income tax provision - Non-GAAP (1)	27,251	20,421	116,604	92,423
Non-GAAP net income	81,753	61,264	349,813	277,269

Diluted weighted-average shares	86,290	88,614	87,473	88,828
GAAP net income per diluted share	$0.58	$0.30	$2.46	$1.09
Non-GAAP net income per diluted share	$0.95	$0.69	$4.00	$3.12
(1)The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occurring that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.

Reconciliation of net income outlook to non-GAAP net income outlook (unaudited)

Outlook for the year ending
(in millions, except per share data)	January 31, 2027
Net income	$239 - 246
Income tax provision	85 - 88
Income before income taxes - GAAP	324 - 334
Non-GAAP adjustments:
Amortization of acquired intangible assets	103
Stock-based compensation expense	89
Merger integration expenses	5
Costs associated with unused office space	2
Total adjustments to income before income taxes - GAAP	199
Income before income taxes - Non-GAAP	523 - 533
Income tax provision - Non-GAAP (1)	131 - 133
Non-GAAP net income	$392 - 400

Diluted weighted-average shares	86
GAAP net income per diluted share (2)	$2.78 - 2.85
Non-GAAP net income per diluted share (2)	$4.56 - 4.65
(1)The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occurring that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.
(2)GAAP and Non-GAAP net income per diluted share may not calculate due to rounding.

Certain terms

Term	Definition
HSA	A financial account through which consumers spend and save long-term for healthcare on a tax-advantaged basis.
CDB	Consumer-directed benefits offered by employers, including flexible spending and health reimbursement arrangements (“FSAs” and “HRAs”), Consolidated Omnibus Budget Reconciliation Act (“COBRA”) administration, commuter and other benefits.
HSA member	Consumers with HSAs that we serve.
Total HSA Assets
HSA members’ custodial cash assets held by our federally insured depository partners and our insurance company partners. Total HSA Assets also includes HSA members' investments in mutual funds through our custodial investment fund partner.

Client	Our employer clients.
Total Accounts	The sum of HSAs and CDBs on our platforms.
Client-held funds	Deposits held on behalf of our Clients to facilitate administration of our CDBs.
Network Partner	Our health plan partners, benefits administrators, and retirement plan recordkeepers.
Adjusted EBITDA
Earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, amortization of incremental costs to obtain a contract, costs associated with unused office space, and certain other non-operating items.

Non-GAAP net income
Calculated by adding back to GAAP net income before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, costs associated with unused office space, and losses on extinguishment of debt, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.

Non-GAAP net income per diluted share	Calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.